UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

American Petroleum Tankers Parent LLC

(Exact name of registrant as specified in charter)

Delaware	333-171331	90-0587372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 W. Germantown Pike, Suite 400,

Plymouth Meeting, PA 19462

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 940-1677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2012, PI 2 Pelican State LLC (“PI 2”), an indirect subsidiary of American Petroleum Tankers Parent LLC (the “Company”), and the Company, as guarantor, fixed a time charter (the “Charter”) with Shell Trading (U.S.) Company (“Shell”), for the charter of the Pelican State. The Charter will commence immediately following the expiration of Pelican State’s current charter with an affiliate of Marathon Oil Corporation.

The Charter is for an initial term of three years commencing on the date of delivery of the Pelican State to Shell. Shell may, at its option, extend the Charter for an additional two one-year periods. Under the Charter, the Pelican State will trade worldwide within American Institute Warranty Limits.

The foregoing description of the Charter does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2011. The Company may submit a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that the Company be permitted to redact certain portions of the Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Petroleum Tankers Parent LLC

Date: January 27, 2012	/s/ Rob Kurz
Robert K. Kurz
Chief Executive Officer